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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion by reference in this Registration Statement of Quadrax Corporation on Form S-3 for the registration of 9,744,346 shares of its common stock of our report dated March 14, 1997, (which contained an explanatory paragraph with respect to the ability to continue as a going concern) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the caption "Experts" in such Prospectus.



/s/ Livingston & Haynes, P.C.
Livingston & Haynes, P.C.
Wellesley, Massachusetts
October 22, 1997